SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                    -----------------------


                            FORM 8-K


                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the

                Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) July 2, 1997


                       Response USA, INC.
          ------------------------------------------------
          Exact name of registrant as specified in charter


         Delaware               0-20770          52-1441922
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(State or other jurisdiction  (Commission     (IRS Employer)
     of incorporation)        File Number)   Identification No.)


  11-H Princess Road, Lawrenceville, NJ           08648
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 (Address of principal executive offices)       (Zip Code)


Registrant's telephone number,
including area code           (609) 896-4500
                   --------------------------


(Former name or former address, if changed since last report)


Item 4.  Change of Accountants.

          The firm of Fishbein & Company, P.C. ("Fishbein") audited the financial statements of the Company for the fiscal years ended June 30, 1990 through June 30, 1996. On July 2, 1997, the Board of Directors of the Company determined not to appoint Fishbein to audit the financial statements of the Company for the fiscal year ended June 30, 1997. On July 3, 1997, pursuant to a vote of the Board of Directors, the firm of Deloitte & Touche LLP was selected to audit the financial statements of the Company for the year ended June 30, 1997.

          The report of Fishbein on the Company's financial statements for the previous years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the entire period of the engagement of Fishbein, through July 2, 1997, there had been no disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Fishbein's satisfaction, would have caused Fishbein to make reference in connection with its reports to the subject matter of the disagreement.



                            EXHIBITS

Exhibit 1           Letter of Fishbein & Company, P.C.

                           SIGNATURES

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 RESPONSE USA, INC.
                                 ------------------
                                    (registrant)


Dated: July 8, 1997           By:/s/RICHARD M. BROOKS
                                 --------------------
                                 Richard M. Brooks,
                                 President